UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2020

CenturyLink, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive Monroe, Louisiana	71203
(Address of registrants’ principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (318)
388-9000

Level 3 Parent, LLC
(Exact name of registrant as specified in its charter)

Delaware	001-35134	47-0210602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1025 Eldorado Blvd. Broomfield, Colorado	80021
(Address of registrant’s principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 888-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $1.00 per share	CTL	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture Related to Issuance of Notes
On June 15, 2020, Level 3 Financing, Inc. (“Level 3 Financing”), a direct wholly-owned subsidiary of Level 3 Parent, LLC (“Parent”) and an indirect wholly-owned subsidiary of CenturyLink, Inc. (“CenturyLink”):
•	completed its previously-announced private placement of $1.2 billion aggregate principal amount of its 4.250% Senior Notes due 2028 (the “2028 Notes”); and

•	in connection therewith, entered into an indenture (the “Indenture”) with The Bank of New York Mellon Trust Company, N.A., as trustee, dated June 15, 2020, which sets forth the terms of the 2028 Notes.

The net proceeds from the sale of the 2028 Notes were approximately $1.186 billion, after deducting fees and offering expenses. The net proceeds from the offering will be used, together with cash on hand, for general corporate purposes, including, without limitation, to redeem all $840 million aggregate principal amount of Level 3 Financing’s outstanding 5.375% Senior Notes due 2022 (the “2022 Notes”) and $360 million aggregate principal amount of Level 3 Financing’s outstanding 5.625% Senior Notes due 2023 (the “2023 Notes”).
The 2028 Notes were sold pursuant to a purchase agreement, dated June 10, 2020 (the “Purchase Agreement”), between Level 3 Financing, Parent and the initial purchasers of the 2028 Notes (the “Initial Purchasers”) for resale on the terms described further below. The Purchase Agreement includes customary representations, warranties and covenants of Level 3 Financing and Parent, including customary indemnification and contribution obligations.
The 2028 Notes will mature on July 1, 2028. Interest on the 2028 Notes will be payable on January 1 and July 1 of each year, beginning on January 1, 2021.
The 2028 Notes are unsubordinated, unsecured obligations of Level 3 Financing, ranking equal in right of payment with all existing and future unsecured indebtedness of Level 3 Financing that is not expressly subordinated in right of payment to the 2028 Notes and ranking senior in right of payment to all existing and future indebtedness of Level Financing expressly subordinated in right of payment to the 2028 Notes. The 2028 Notes will be effectively subordinated to all existing and future secured obligations of Level 3 Financing. Parent has guaranteed the 2028 Notes on an unsubordinated and unsecured basis. In addition, Parent and Level 3 Financing have agreed to endeavor in good faith using commercially reasonable efforts to cause Level 3 Communications, LLC, a direct, wholly-owned subsidiary of Level 3 Financing (“Level 3 LLC”), to obtain all material governmental authorizations and consents required to permit Level 3 LLC to guarantee the 2028 Notes at the earliest practicable date and to enter into a guarantee of the 2028 Notes promptly thereafter.
The 2028 Notes will be subject to redemption at the option of Level 3 Financing, in whole or in part, at any time or from time to time:
•	prior to July 1, 2023, at 100% of the principal amount of 2028 Notes so redeemed plus (i) the applicable “make-whole” premium set forth in the Indenture and (ii) accrued and unpaid interest thereon (if any) up to, but not including, the redemption date; and

•	on and after July 1, 2023, at redemption prices (expressed as a percentage of principal amount) equal to (i) 102.125%, for redemptions between July 1, 2023 and June 30, 2024, (ii) 101.063%, for redemptions between July 1, 2024 and June 30, 2025, and (iii) 100.000%, for redemptions on or after July 1, 2025; plus, in each case, accrued and unpaid interest thereon (if any) up to, but not including, the redemption date.

In addition, at any time or from time to time on or prior to July 1, 2023, Level 3 Financing may, at its option and subject to certain conditions, redeem up to 40% of the original aggregate principal amount of the 2028 Notes at a redemption price equal to 104.250% of the principal amount of the 2028 Notes so redeemed, plus accrued and unpaid interest thereon (if any) to the redemption date, with the net cash proceeds from one or more sales of equity by Level 3 Financing or Parent that meet the terms and conditions specified in the Indenture.

Upon the occurrence of certain specified change of control events, Level 3 Financing will be required, unless it has elected to redeem the 2028 Notes as described above, to make an offer to repurchase the 2028 Notes at a price equal to 101% of their aggregate principal amount, together with any accrued and unpaid interest to the date of repurchase.
The Indenture provides for customary events of default, including, among other things, the (i) failure for 30 days to pay interest on the 2028 Notes when due; (ii) failure to pay principal of (or premium, if any, on) the 2028 Notes when due; (iii) failure to perform various specified covenants continued for 90 days after written notice with respect thereto to Level 3 Financing by the trustee or the holders of at least 30% of the aggregate principal amount of such 2028 Notes then outstanding; or (iv) occurrence of certain specified defaults, judgments, bankruptcy proceedings, insolvencies or other events relating to Parent, Level 3 Financing or certain of its significant subsidiaries. In addition, subject to the terms and conditions set forth in the Indenture, if certain specified events of default with respect to the 2028 Notes occur and are continuing, the trustee or holders of at least 30% of the aggregate principal amount of the 2028 Notes then outstanding may declare the principal of the 2028 Notes to be due and payable immediately.
Neither the 2028 Notes nor the related guarantees have been or will be registered under the Securities Act of 1933, as amended (the “Securities Act”), and the 2028 Notes may not be offered or sold in the United States absent registration or an exemption from applicable registration requirements. The 2028 Notes were sold by the Initial Purchasers to persons reasonably believed to be “qualified institutional buyers,” as defined in Rule 144A promulgated under the Securities Act, and non-U.S. persons outside the United States under Regulation S promulgated under the Securities Act. The 2028 Notes do not have the benefit of registration rights.
This Current Report does not constitute a notice of redemption with respect to any of the 2022 Notes or the 2023 Notes.
The foregoing description of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture and the form of the 2028 Notes, copies of each of which are filed as exhibits to this Current Report, and are incorporated by reference herein.
Other Information
In reviewing the documents included as exhibits to this Current Report, please note that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about Level 3 Financing, Parent or the other parties thereto.
Additional information about the above-described transactions is included in the press release filed as Exhibit 99.1 hereto. Additional information about Parent may be found elsewhere in its public filings, which are available without charge through the website of the U.S. Securities and Exchange Commission at http://www.sec.gov.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Form
8-K
is hereby incorporated by reference into this Item 2.03.
Item 8.01	Other Events.

On June 15, 2020, CenturyLink issued a press release announcing that Level 3 Financing had (i) completed its private placement of the 2028 Notes and (ii) issued notices to effect the redemptions described in Item 1.01 above. That press release is filed as Exhibit 99.1 to this Current Report and is incorporated by reference herein.
Forward-Looking Statements
Except for historical and factual information, the matters set forth in this Current Report on Form
8-K
identified by words such as “will,” “should,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, and are subject to various uncertainties. Actual events and results may differ materially from those anticipated by us in those statements for several reasons, including those discussed in Exhibit 99.1. We may change our intentions or plans discussed in our forward-looking statements without notice at any time and for any reason.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

4.1
Indenture, dated June 15, 2020, among Level 3 Parent, LLC, as Guarantor, Level 3 Financing, Inc., as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to the 2028 Notes of Level 3 Financing, Inc.

4.2	Form of 2028 Notes (included in Exhibit 4.1).

99.1	Press Release dated June 15, 2020, announcing the completion of the private placement of the 2028 Notes and the issuance of redemption notices for the 2022 Notes and 2023 Notes.

104	Cover Page Interactive Data File (formatted in iXBRL in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, CenturyLink, Inc. and Level 3 Parent, LLC have duly caused this Current Report to be signed on their behalf by the undersigned officer hereunto duly authorized.

CENTURYLINK, INC.

By:	/s/ Eric J. Mortensen
Eric J. Mortensen
Senior Vice President and Controller

LEVEL 3 PARENT, LLC

By:	/s/ Eric J. Mortensen
Eric J. Mortensen
Senior Vice President and Controller

Dated: June 15, 2020